Exhibit 5.1

Board of Directors
ZooLink Corporation
#510-601 West Hastings Street
Vancouver, BC
V6B 5A6

          Re:          ZooLink Corporation
                         Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to ZooLink Corporation, a Nevada corporation (the “Company”), in connection with the preparation of its registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 2,000,000 shares (the “Plan Shares”) of the Company’s common stock, par value of $0.001 per share, which will be issuable under the ZooLink Corporation 2003 Stock Option Plan (the “Plan”). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) the Plan; (e) certain records of the Company's corporate proceedings as reflected in its minute books; and (f) such statutes, records, agreements, certificates and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies thereof, and the truthfulness of the statements and representations contained therein. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Plan Shares, when issued pursuant to the terms of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion letter is based as to matters of law solely on the Nevada General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Nevada General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm included in or made a part of the Registration Statement.

Yours truly,

MORTON & COMPANY

Per: /s/ Edward L. Mayerhofer

Edward L. Mayerhofer